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                                                                    Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Current Report on Form
8-K of divine, inc. under the Securities Exchange Act of 1934 dated December 11, 2001 of our report on the consolidated financial statements of Eprise Corporation dated January 23, 2001 and contained in Registration Statement No. 333-71272 of divine, inc. on Form S-4 under the Securities Act of 1933 insofar as such reports relate to the financial statements of Eprise Corporation for the year ended December 31, 2000.

We consent to the incorporation by reference in registration statements
No. 333-41184, 333-52262, 333-54698, 333-62882 and 333-74356 of divine,inc. on
Form S-8, in registration statement No. 333-74412 of divine, inc. on Form S-3, and in registration statement No. 333-73826 of divine, inc. on Form S-4 of our report on the consolidated financial statements of Eprise Corporation dated January 23, 2001, incorporated by reference in this Current Report on Form 8-K of divine, inc. dated December 11, 2001.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 11, 2001